Plexus Reports First Quarter Revenue of $665 Million                 EXHIBIT 99.1

•	Fiscal first quarter revenue of $665 million

•	Diluted EPS of $0.67, including $0.11 per share of stock-based compensation expense and $0.05 per share of restructuring charges

•	Initiates Q2 fiscal 2015 revenue guidance of $630 - $660 million

NEENAH, WI - January 21, 2015 - Plexus (NASDAQ: PLXS) today announced financial results for its fiscal first quarter ended January 3, 2015.

	Three Months Ended
	January 3, 2015	September 27, 2014	December 28, 2013
in thousands	Q1 F15	Q4 F14	Q1 F14

Revenue	$664,690	$666,223	$533,905
Gross profit	$61,414	$62,639	$51,502
Operating profit	$28,783	$31,648	$21,761
Net income	$23,079	$26,450	$17,663
Diluted EPS	$0.67	$0.77	$0.51
Non-GAAP net income, before special items*	$24,770	$26,865	$21,268
Non-GAAP diluted EPS, before special items*	$0.72	$0.78	$0.61

Gross margin	9.2%	9.4%	9.6%
Operating margin	4.3%	4.8%	4.1%
Return on invested capital (“ROIC”)**	14.4%	15.2%	14.5%
Economic Return**	3.4%	4.2%	3.5%

*Special items include restructuring charges of $1.7 million, $0.4 million and $3.6 million for three months ended January 3, 2015, September 27, 2014 and December 28, 2013, respectively.
**Non-GAAP metric; see attached reconciliation.

Q1 Fiscal 2015 Results

•	Revenue: $665 million, relative to our guidance of $630 to $660 million

•	Diluted EPS: $0.67 (including $0.11 per share of stock-based compensation expense and $0.05 per share of restructuring charges)

•	Non-GAAP diluted EPS: $0.72 (excluding $0.05 per share of restructuring charges), relative to our guidance of $0.68 to $0.74

•	ROIC: 14.4%

•	Economic Return: 3.4%

Q2 Fiscal 2015 Guidance

•	Revenue: $630 to $660 million

•	Diluted EPS: $0.64 to $0.72 (including $0.10 per share of stock-based compensation expense but excluding any unanticipated special items)

Dean Foate, Chairman, President and CEO, commented, “Fiscal first quarter revenues were $665 million, relatively flat from the prior quarter and up approximately 25% from the comparable quarter last year. Revenues were above our guidance due to stronger than anticipated end-market demand in our Networking/Communications sector. Non-GAAP diluted EPS for the first quarter was above the mid-point of our guidance at $0.72. Return on invested capital was 14.4%, representing an Economic Return of 340 basis points.”

Mr. Foate continued, “During the quarter, we won 32 new programs in our Manufacturing Solutions group. We anticipate these wins will generate approximately $190 million in annualized revenue when fully ramped into production. The wins performance this quarter results in a trailing four quarter total of approximately $801 million in annualized revenue, or approximately 32% of our trailing four quarter revenue, well above our goal of 25%.”

Patrick Jermain, Vice President and CFO, commented, “Overall our earnings performance for the fiscal first quarter was consistent with our expectations. Gross margin was 9.2%, selling and administrative expenses were $30.9 million, GAAP operating margin was 4.3%, and non-GAAP operating margin was 4.6%. Non-GAAP operating margin, and non-GAAP diluted EPS, for the fiscal first quarter exclude restructuring charges of $1.7 million related to the manufacturing facility transition from Juarez to Guadalajara, Mexico.”

Mr. Jermain continued, “Fiscal first quarter cash cycle days were significantly higher than anticipated at 72 days. The most significant factor was accounts payable days, which were eight days lower than our forecast due to the timing of inventory purchases and payments to suppliers during the quarter. We used $90.3 million in cash flow from operations and $9.6 million for capital investment during the quarter, resulting in negative free cash flow of $99.9 million.”

Mr. Jermain concluded, “During the fiscal first quarter, we purchased $7.3 million of our shares at an average price of $38.81 per share under the $30 million stock repurchase program authorized by the Board of Directors on August 13, 2014. We expect to complete the repurchase program on a relatively consistent basis over the balance of fiscal 2015.”

Mr. Foate concluded, “We are establishing fiscal second quarter 2015 revenue guidance of $630 to $660 million suggesting a 3% sequential decline at the mid-point of the range. At that level of revenue, we anticipate diluted EPS of $0.64 to $0.72, including approximately $0.10 per share of stock-based compensation expense but excluding any unanticipated special items. The anticipated revenue decline reflects the expectation that our Networking/Communications sector will return to more normalized levels after a seasonally strong first quarter that exceeded our expectations.”

Plexus provides non-GAAP supplemental information such as ROIC, Economic Return, and free cash flow. ROIC, Economic Return, and free cash flow are used for internal management assessments because they provide additional insight into ongoing financial performance. In addition, we provide non-GAAP measures because we believe they offer insight into the metrics that are driving management decisions as well as management’s performance under the tests that it sets for itself. Please refer to the attached reconciliations of non-GAAP supplemental data.

Market Sector Breakout
Plexus reports revenue based on the market sector breakout set forth in the table below, which reflects the Company’s global market sector focused business development strategy. The Company measures operational performance and allocates resources on a geographic segment basis. Please refer to the attached supplemental information for a breakout of revenue by reportable geographic segments.

Market Sector ($ in millions)	Q1 F15		Q4 F14		Q1 F14
Networking/Communications	$234	35%	$234	35%	$163	31%
Healthcare/Life Sciences	$196	30%	$189	28%	$165	31%
Industrial/Commercial	$148	22%	$150	23%	$136	25%
Defense/Security/Aerospace	$87	13%	$93	14%	$70	13%
Total Revenue	$665		$666		$534

Fiscal Q1 Supplemental Information

•	Cash flow used in operations was $90.3 million for the quarter. Capital expenditures for the quarter were $9.6 million. Free cash flow for the quarter was negative at $99.9 million.

•	Top 10 customers comprised 58% of revenue during the quarter, up one percentage point from the previous quarter.

Cash Conversion Cycle	Q1 F15	Q4 F14	Q1 F14
Days in Accounts Receivable	52	44	51
Days in Inventory	82	80	83
Days in Accounts Payable	53	60	64
Days in Cash Deposits	9	8	8
Annualized Cash Cycle*	72	56	62
*We calculate cash cycle as the sum of days in accounts receivable and days in inventory, less days in accounts payable and days in cash deposits

Conference Call/Webcast and Replay Information

What:	Plexus’ Fiscal Q1 Earnings Conference Call and Webcast
When:	Thursday, January 22 at 8:30 a.m. Eastern Time
Where:
Participants are encouraged to access the reference materials and live webcast at the investor relations section of Plexus’ website, www.plexus.com or with the following link:
http://edge.media-server.com/m/p/kf4ng79r

Those without internet access can listen to the call at 1-888-771-4371 with confirmation: 38708538.

Replay:	The webcast will be archived at the Company’s website and available via telephone replay at 1-888-843-7419 or 630-652-3042 with Passcode: 3870 8538#
Contact:	Susan Hanson, 920-751-5491, susan.hanson@plexus.com

For further information, please contact
Patrick Jermain, Vice President and CFO
920-725-7139 or pat.jermain@plexus.com

About Plexus – The Product Realization Company
Plexus (www.plexus.com) delivers optimized Product Realization solutions through a unique Product Realization Value Stream service model. This customer-focused services model seamlessly integrates innovative product conceptualization, design, commercialization, manufacturing, fulfillment and sustaining services to deliver comprehensive end-to-end solutions for customers in the America, European and Asia-Pacific regions.

Plexus is the industry leader in servicing mid-to-low volume, higher complexity customer programs characterized by unique flexibility, technology, quality and regulatory requirements. Award-winning customer service is provided to over 140 branded product companies in the Networking/Communications, Healthcare/Life Sciences, Industrial/Commercial and Defense/Security/Aerospace market sectors.

Safe Harbor and Fair Disclosure Statement
The statements contained in this press release that are guidance or which are not historical facts (such as statements in the future tense and statements including believe, expect, intend, plan, anticipate, goal, target and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include, but are not limited to: the risk of customer delays, changes, cancellations or forecast inaccuracies in both ongoing and new programs; the poor visibility of future orders, particularly in view of changing economic conditions; the economic performance of the industries, sectors and customers we serve; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers, maintain our current customer base and deliver product on a timely basis; the particular risks relative to new or recent customers, programs or services, which risks include customer and other delays, start-up costs, potential inability to execute, the establishment of appropriate terms of agreements, and the lack of a track record of order volume and timing; the risks of concentration of work for certain customers; the effect of start-up costs of new programs and facilities, such as our new facility in Guadalajara, Mexico; possible unexpected costs and operating disruption in transitioning programs; the risk that new program wins and/or customer demand may not result in the expected revenue or profitability; the fact that customer orders may not lead to long-term relationships; the adequacy of restructuring and similar charges as compared to actual expenses; our ability to manage successfully a complex business model characterized by high customer and product mix, low volumes and demanding quality, regulatory, and other requirements; increasing regulatory and compliance requirements; the potential effects of regional results on our taxes and ability to use deferred tax assets; risks related to information technology systems and data security; the effects of shortages and delays in obtaining components as a result of economic cycles or natural disasters; the risks associated with excess and obsolete inventory, including the risk that inventory purchased on behalf of our customers may not be consumed or otherwise paid for by the customer, resulting in an inventory write-off; the weakness of areas of the global economy; the effect of changes in the pricing and margins of products; raw materials and component cost fluctuations; the potential effect of fluctuations in the value of the currencies in which we transact business; the potential effect of world or local events or other events outside our control (such as changes in energy prices, terrorism and weather events); the impact of increased competition; and other risks detailed in our Securities and Exchange Commission filings (particularly in "Risk Factors" in our fiscal 2014 Form 10-K).

PLEXUS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)
	Three Months Ended
	January 3,	December 28,
	2015	2013
Net sales	$664,690	$533,905
Cost of sales	603,276	482,403

Gross profit	61,414	51,502

Operating expenses:
Selling and administrative expenses	30,940	26,136
Restructuring and impairment charges	1,691	3,605
Operating profit	28,783	21,761

Other income (expense):
Interest expense	(3,777)	(2,815)
Interest income	897	639
Miscellaneous	138	240

Income before income taxes	26,041	19,825

Income tax expense	2,962	2,162

Net income	$23,079	$17,663

Earnings per share:
Basic	$0.69	$0.52
Diluted	$0.67	$0.51

Weighted average shares outstanding:
Basic	33,602	33,730
Diluted	34,439	34,693

PLEXUS
NON-GAAP SUPPLEMENTAL INFORMATION
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	January 3,	September 27,	December 28,
	2015	2014	2013
Operating profit, as reported	$28,783	$31,648	$21,761
Operating margin, as reported	4.3%	4.8%	4.1%

Non-GAAP adjustments:
Restructuring and impairment charges*	1,691	415	3,605

Operating profit, as adjusted	$30,474	$32,063	$25,366
Operating margin, as adjusted	4.6%	4.8%	4.8%

Net income, as reported	$23,079	$26,450	$17,663

Non-GAAP adjustments:
Restructuring and impairment charges*	1,691	415	3,605

Net income, as adjusted	$24,770	$26,865	$21,268

Diluted earnings per share, as reported	$0.67	$0.77	$0.51

Non-GAAP adjustments:
Restructuring and impairment charges	0.05	0.01	0.10

Diluted earnings per share, as adjusted	$0.72	$0.78	$0.61

*Summary of restructuring and impairment charges
Severance costs	$144	$ -	$374
Other exit costs	1,547	415	3,231
Total restructuring and impairment charges	$1,691	$415	$3,605

PLEXUS
NON-GAAP SUPPLEMENTAL INFORMATION
(in thousands)
(unaudited)
ROIC and Economic Return Calculations	Three Months Ended		Twelve Months Ended		Three Months Ended
	January 3,		September 27,		December 28,
	2015		2014		2013
Operating profit		$28,783		$100,607		$21,761
Restructuring and impairment charges		1,691		11,280		3,605
Adjusted operating profit		$30,474		$111,887		$25,366
	x	4	x	1	x	4
Annualized operating profit		$121,896		111,887		101,464
Tax rate	x	10%	x	9%	x	9%
Tax impact		12,190		10,070		9,132
Operating profit (tax effected)		$109,706		$101,817		$92,332

Average invested capital	÷	$759,676	÷	$669,659	÷	$638,697

ROIC		14.4%		15.2%		14.5%
Weighted average cost of capital		11.0%		11.0%		11.0%
Economic Return		3.4%		4.2%		3.5%

Average Invested Capital Calculations				January 3,	September 27,
				2015	2014
Equity				$792,298	$781,133
Plus:
Debt - current				4,793	4,368
Debt – non-current				260,990	262,046
Less:
Cash and cash equivalents				(239,685)	(346,591)
				$818,396	$700,956

First quarter fiscal 2015 average invested capital (January 3, 2015 and September 27, 2014) was $759,676.
	September 27,	June 28,	March 29,	December 28,	September 28,
	2014	2014	2014	2013	2013
Equity	$781,133	$760,184	$736,493	$722,021	$699,301
Plus:
Debt - current	4,368	4,232	3,901	3,796	3,574
Debt – non-current	262,046	263,056	256,090	256,949	257,773
Less:
Cash and cash equivalents	(346,591)	(330,314)	(323,695)	(324,156)	(341,865)
	$700,956	$697,158	$672,789	$658,610	$618,783

Fourth quarter fiscal 2014 average invested capital (September 27, 2014, June 28, 2014, March 29, 2014,
December 28, 2013 and September 28, 2013) was $669,659. First quarter fiscal 2013 average invested capital
(December 28, 2013 and September 28, 2013) was $638,697.

Free Cash Flow Calculation
The Company defines free cash flow as cash flow provided by (or used in) operations less capital expenditures. For the three months ended January 3, 2015, cash flow used in operations was approximately $90.3 million and capital expenditures were approximately $9.6 million, resulting in negative free cash flow of approximately $99.9 million.

PLEXUS
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	January 3,	September 27,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$239,685	$346,591
Accounts receivable	378,851	324,072
Inventories	539,577	525,970
Deferred income tax	6,399	6,449
Prepaid expenses and other	28,814	27,757

Total current assets	1,193,326	1,230,839

Property, plant and equipment, net	327,577	334,926
Deferred income tax	3,548	3,675
Other	38,491	39,586

Total assets	$1,562,942	$1,609,026

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$4,793	$4,368
Accounts payable	347,139	396,363
Customer deposits	62,780	56,155
Deferred income tax	612	647
Accrued liabilities:
Salaries and wages	39,979	52,043
Other	35,186	37,739

Total current liabilities	490,489	547,315

Long-term debt and capital lease obligations, net of current portion	260,990	262,046
Deferred income tax	5,190	5,191
Other liabilities	13,975	13,341

Total non-current liabilities	280,155	280,578

Shareholders’ equity:
Common stock, $.01 par value, 200,000 shares authorized,
50,040 and 49,962 shares issued, respectively,
and 33,600 and 33,653 shares outstanding, respectively	501	500
Additional paid-in-capital	481,013	475,634
Common stock held in treasury, at cost, 16,440 and 16,309, respectively	(487,257)	(479,968)

Retained earnings			789,464			766,385
Accumulated other comprehensive income			8,577			18,582

Total shareholders’ equity			792,298			781,133

Total liabilities and shareholders’ equity				$1,562,942		$1,609,026

PLEXUS
REVENUE BY REPORTABLE GEOGRAPHIC SEGMENTS
(in thousands)
(unaudited)

	Three Months Ended
	Q1 F15		Q4 F14		Q1 F14
Americas	$335,262	51%	$369,401	56%	$265,009	50%
Asia-Pacific	333,377	50%	301,145	45%	270,150	50%
Europe, Middle East, and Africa	28,079	4%	29,276	4%	26,814	5%
Elimination of inter-segment sales	(32,028)	(5)%	(33,599)	(5)%	(28,068)	(5)%
Total Revenue	$664,690		$666,223		$533,905